CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 30, 2003, relating to the financial statements and financial highlights which appears in the March 31, 2003 Annual Report to Shareholders of INVESCO Sector Funds, Inc. (now known as AIM Sectors Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Denver, Colorado
November 20, 2003